Exhibit 99.1

Selectica Announces Reverse Stock Split

SAN JOSE, Calif., February 9, 2010 — Selectica (NASDAQ: SLTC), a leading provider of contract lifecycle management and sales configuration solutions, today announced that its Board of Directors has approved a one-for-twenty reverse stock split of Selectica common stock. The company anticipates the reverse stock split will be effective on or about February 24, 2010. Implementing the reverse stock split is intended to bring the company in compliance with NASDAQ Listing Rules related to the minimum trading price of the company’s common stock.

When the reverse stock split becomes effective, every 20 shares of issued and outstanding Selectica common stock will automatically be reclassified into one share of common stock. This will not impact each stockholder’s percentage ownership of the company or proportional voting power, except for minimal changes resulting from the treatment of fractional shares. Following the reverse split, the number of outstanding shares of the company’s common stock will be reduced to approximately 2.8 million.

No fractional shares will be issued in connection with the reverse stock split. Following the completion of the reverse stock split, the company’s transfer agent will aggregate all of the fractional shares that otherwise would have been issued as a result of the reverse stock split and sell those shares. Stockholders who would otherwise hold a fractional share of the company’s common stock will receive a cash payment in lieu of such fractional share equal to their pro rata share of the proceeds received by the transfer agent from such sale.

About Selectica, Inc.

Selectica (NASDAQ: SLTC) provides Global 2000 companies with solutions that automate complex contract management and sales configuration processes. Selectica’s enterprise solutions streamline critical business functions including sales, procurement, and corporate governance, and enable companies to eliminate risk, increase revenue, and cut costs. Selectica customers represent leaders in manufacturing, technology, retail, healthcare, and telecommunications, including Bell Canada, Cisco, Covad Communications, Fujitsu, Hitachi, International Paper, ManTech, Levi Strauss & Co., Qwest Communications, and Rockwell Automation. For more information, visit www.selectica.com.

Forward Looking Statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica’s products and services; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-K, and other reports filed by the Company with the Securities and Exchange Commission.

Investor Contact:

Todd Spartz

(408) 545-2648

ir@selectica.com